DATE OF
COMPANY	INCORP.	VESSEL
NEWLEAD HOLDINGS LTD., Bermuda	1/12/05

Wholly Owned (Direct) Subsidiaries

AMT MANAGEMENT LTD., Marshall Islands	1/10/05

NEWLEAD HOLDINGS (US) LLC, Delaware	10/23/08

Current Shipowning companies

ERMINA MARINE LIMITED, Marshall Islands	11/01/04	m.t. NORDANVIND

LAND MARINE S.A., Marshall Islands	6/13/05	m.t. HIGH LAND

RIDER MARINE S.A., Marshall Islands	6/13/05	m.t. HIGH RIDER

ALTIUS MARINE S.A., Marshall Islands	6/13/05	m.t. ALTIUS

FORTIUS MARINE S.A., Marshall Islands	6/13/05	m.t. FORTIUS

CHINOOK WAVES CORPORATION, Marshall Islands	10/05/05	m.t. CHINOOK

COMPASS OVERSEAS LTD., Bermuda	10/18/05	m.t. STENA COMPASS

COMPASSION OVERSEAS LTD., Bermuda	10/18/05	m.t. STENA COMPASSION

OSTRIA WAVES LTD., Marshall Islands	11/27/06	m.t. OSTRIA

AUSTRALIA HOLDINGS LTD., Liberia	8/03/09	m.v. AUSTRALIA

BRAZIL HOLDINGS LTD., Liberia	8/04/09	m.v. BRAZIL

CHINA HOLDINGS LTD., Liberia	8/03/09	m.v. CHINA

Companies with no assets (vessels sold)

OCEAN HOPE SHIPPING LIMITED., Malta	5/24/00	ex m.t. OCEAN HOPE

BORA LIMITED, BVI	6/26/01	ex m.t. BORA

MOTE SHIPPING LTD., Malta	2/13/03	ex m.t HIGHLAND

STATESMAN SHIPPING LTD., Malta	2/13/03	ex m.t RIDER

SANTA ANNA WAVES CORP., Marshall Islands	3/23/06

MAKASSAR MARINE LTD., Marshall Islands	5/13/05	ex m.v. SARONIKOS BRIDGE

SEINE MARINE LTD., Marshall Islands	5/13/05	ex m.v. MSC SEINE

Indirect Subsidiaries

ABROAD CONSULTING LTD, Marshall Islands			Shareholder: AMT MANAGEMENT

TRANS STATE NAVIGATION LTD., Malta	8/26/03	ex m.t. FORTIUS	Shareholder: Ocean Hope Shipping Limited

TRANS CONTINENT NAVIGATION LTD., Malta	8/26/03	ex m.t. ALTIUS	Shareholder: Ocean Hope Shipping Limited

DYNAMIC MARITIME CO., Marshall Islands	4/02/04	ex m.v. MSC OSLO	Shareholder: Ocean Hope Shipping Limited

JUBILEE SHIPHOLDING S.A., Marshall Islands	6/22/04	ex m.t. OCEAN HOPE	Shareholder: Ocean Hope Shipping Limited

OLYMPIC GALAXY SHIPPING LTD., Marshall Islands	4/02/04	ex m.v. ENERGY	Shareholder: Ocean Hope Shipping Limited

VINTAGE MARINE S.A., Marshall Islands	6/18/05	ex m.t. ARIUS	Shareholder: Ocean Hope Shipping Limited